UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2020

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2020, Equillium, Inc. (the “Company”, “we” or “us”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we may sell to Lincoln Park up to $15,000,000 of shares of our common stock, par value $0.0001 per share (the “Purchase Shares”), from time to time over the 36‑month term of the Purchase Agreement. Concurrently with the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which we agreed to take specified actions to register the shares of common stock that have been and may be issued to Lincoln Park under the Purchase Agreement for resale pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

Following the satisfaction (or waiver by Lincoln Park) of certain conditions under the Purchase Agreement, we have the right, in our sole discretion, to present Lincoln Park with a purchase notice (a “Purchase Notice”), directing Lincoln Park to purchase up to 75,000 Purchase Shares per business day (a “Regular Purchase”), subject to a maximum commitment by Lincoln Park of $2,000,000 per Regular Purchase. The Purchase Agreement provides for a purchase price per Purchase Share equal to the lesser of: (i) the lowest sale price for our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) on the purchase date of such shares; and (ii) the average of the three lowest closing sale prices for our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) during the ten consecutive business days immediately preceding the purchase date of such shares.

In addition, on any date on which we submit a Purchase Notice to Lincoln Park, we also have the right, in our sole discretion, to present Lincoln Park with an accelerated purchase notice (an “Accelerated Purchase Notice”) directing Lincoln Park to purchase shares of our common stock (an “Accelerated Purchase”) equal to up to the lesser of: (i) three times the number of shares purchased pursuant to such Purchase Notice; and (ii) 30% of the aggregate shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (an “Accelerated Purchase Measurement Period”), provided that Lincoln Park will not be required to buy Purchase Shares pursuant to an Accelerated Purchase Notice that was received by Lincoln Park on any business day on which the closing sale price of our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) is below $1.00 per share. The purchase price per share for each such Accelerated Purchase will be equal to the lesser of: (y) 97% of the volume-weighted average price of our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and (z) the closing sale price of our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) on the applicable Accelerated Purchase date.

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase shares of our common stock (an “Additional Accelerated Purchase”) equal to up to the lesser of: (i) three times the number of shares purchased pursuant to the Regular Purchase made on such date; and (ii) 30% of the aggregate shares of our common stock traded on the Nasdaq Global Market (or any nationally recognized successor thereto) during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement (an “Additional Accelerated Purchase Measurement Period”), provided that the closing price of our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) on the business day immediately preceding such business day is not below $1.00. The purchase price per share for each such Additional Accelerated Purchase will be equal to the lesser of: (y) 97% of the volume-weighted average price of our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and (z) the closing sale price of our common stock on the Nasdaq Global Market (or any nationally recognized successor thereto) on the applicable Additional Accelerated Purchase date.

The aggregate number of shares that we can sell to Lincoln Park under the Purchase Agreement may in no case exceed 3,523,717 shares of our common stock (which is equal to approximately 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless: (i) we obtain stockholder approval to issue shares of our common stock above the Exchange Cap; or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $2.6298 per share (which represents the closing price of our common stock on the Nasdaq Global Market immediately preceding the signing of the Purchase Agreement, plus an incremental amount) such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules; provided that at no time shall Lincoln Park (together with its affiliates) beneficially own more than 4.99% of our issued and outstanding common stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, which conditions include the registration statement covering the resale of the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement shall have been declared effective under the Securities Act by the Securities and Exchange Commission, the delivery to Lincoln Park of a final prospectus covering the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement, approval for listing on The Nasdaq Global Market of the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement, the issuance of 65,374 shares of our common stock to Lincoln Park as commitment shares to Lincoln Park, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. The Purchase Agreement may be terminated by us at any time, at our sole discretion, without any cost or penalty. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our common stock. While we have agreed to reimburse Lincoln Park for a limited portion of the fees it incurred in connection with the Purchase Agreement, we did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on our ability to enter into variable rate transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of our capital needs from time to time and under the limitations contained in the Purchase Agreement. Our net proceeds under the Purchase Agreement will depend on the frequency and prices at which we sell shares of our common stock to Lincoln Park. We expect that any proceeds we receive from such sales to Lincoln Park will be used for working capital and general corporate purposes.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 4.1 attached hereto, respectively. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement each contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Act). The securities are being sold by the Company to Lincoln Park under the Purchase Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of March 27, 2020, by and between the Registrant and Lincoln Park Capital Fund, LLC.

10.1	Purchase Agreement, dated as of March 27, 2020, by and between the Registrant and Lincoln Park Capital Fund, LLC.

Forward-Looking Statements

This Current Report on Form 8-K  and the documents incorporated by reference herein contain forward-looking statements that reflect our management’s beliefs and views with respect to future events and are subject to substantial risks and uncertainties within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions for the U.S. Private Securities Litigation Reform Act of 1955. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “target,” “will,” “would” or other similar words or expressions (including their use in the negative), or by discussions of future matters such as the development of products, technology enhancements, possible changes in legislation, and other statements that are not historical.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, without limitation, uncertainties related to market conditions, our ability to satisfy the applicable closing conditions under the Purchase Agreement, the actions of regulatory authorities and such other factors as are set forth in the risk factors detailed in our Annual Report on Form 10‑K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 26, 2020 under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: March 30, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer